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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                January 23, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                Interwoven, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        Delaware                      000-27389                 77-0523543
  ------------------------      ------------------------   -------------------
  (State of Incorporation)      (Commission file number)      (I.R.S. Employer
                                  Identification No.)



                             1195 W. Fremont Avenue
                          Sunnyvale, California 94087
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (408) 774-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5:  OTHER EVENTS.

     On January 23, 2001, Interwoven, Inc. issued a press release announcing the results for its quarter ended December 31, 2000. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

     On January 23, 2001, Interwoven, Inc. presented its financial results for the quarter ended December 31, 2000 in a conference call with investors and analysts. The conference call was pre-announced and was available through live teleconference, live audio webcast and webcast replay. Information about Interwoven that was disclosed in the conference call as a supplement to information contained in the press release includes the following:

 .  gross margin improved to 73% in the fourth quarter;
 .  positive cash flow reached approximately $5 million;
 .  cash and investments increased to approximately $223 million;
 . days sales outstanding fell to 61 days; and . employee headcount increased by 264 in the fourth quarter (to 888 total).


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

  The following exhibits are filed herewith:

  99.01      Press Release dated January 23, 2001.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Date:  January 24, 2001

                 INTERWOVEN, INC.

            By:  /s/ David M. Allen
            ----------------------------------------------------
            David M. Allen, Senior Vice President,
            Chief Financial Officer and Secretary

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                                 EXHIBIT INDEX
                                 -------------


 99.01  Press Release dated January 23, 2001.